Exhibit 99
Pennsylvania Power & Light Company
 and Subsidiaries
SCHEDULE OF PROPERTY, PLANT AND EQUIPMENT
(Thousands of Dollars)
                   Column A                      Column B   Column C     Column D   Column E        Column F
                                                Balance at                           Other         Balance at
                                                Beginning  Additions    RetirementsChanges Add       End of
                  Description                   of Period   at Cost      or Sales  (Deduct) (A)      Period
Year Ended December 31, 1994
Electric Plant in Service
  Intangible ..................................    $15,006    $6,417                                   $21,423
  Steam Production ............................  1,794,602   195,919       $27,928      $(149)       1,962,444
  Nuclear Production ..........................  3,967,484    58,663        27,431     (1,970)       3,996,746
  Hydraulic Production ........................     79,952    17,447            12          7           97,394
  Other Production ............................     34,817     1,164           184                      35,797
  Transmission ................................    423,732    12,701         7,406      2,611          431,638
  Distribution ................................  2,291,839   174,931        16,293       (288)       2,450,189
  General .....................................    272,170    10,182         6,792        (17)         275,543
  Held for Future Use .........................     32,871     2,675                     (201)          35,345
    Total Electric Plant in Service ...........  8,912,473   480,099        86,046         (7)       9,306,519
Construction Work in Progress .................    238,600   (27,312)(B)                               211,288
Nuclear Fuel-Owned ............................      1,584    34,352                  (35,860)              76
Leased Property
  Nuclear Fuel ................................    365,207     1,073                  (25,283)         340,997
  Other .......................................    158,854    25,149        19,288                     164,715
    Total Leased Property......................    524,061    26,222        19,288    (25,283)         505,712
    Total Electric Utility Plant ..............  9,676,718   513,361       105,334    (61,150)      10,023,595
Other Property ................................    197,917     1,067           453    (76,482)(D)      122,049
    Total Property, Plant and Equipment .......  9,874,635   514,428       105,787   (137,632)      10,145,644
Utility Plant Carrying Charges (C) ............     29,401                                              29,401
    Total ..................................... $9,904,036  $514,428      $105,787  $(137,632)     $10,175,045

Year Ended December 31, 1993
Electric Plant in Service
  Intangible ..................................    $14,856      $150                                   $15,006
  Steam Production ............................  1,687,011   124,346       $17,063       $308        1,794,602
  Nuclear Production ..........................  3,940,623    42,070        15,213          4        3,967,484
  Hydraulic Production ........................     70,713     9,338            99                      79,952
  Other Production ............................     33,263     1,772           218                      34,817
  Transmission ................................    409,798    18,946         5,583        571          423,732
  Distribution ................................  2,154,914   156,481        18,722       (834)       2,291,839
  General .....................................    250,046    25,943         3,872         53          272,170
  Held for Future Use .........................     30,320     2,837            60       (226)          32,871
    Total Electric Plant in Service ...........  8,591,544   381,883        60,830       (124)       8,912,473
Construction Work in Progress .................    211,534    27,066 (B)                               238,600
Nuclear Fuel-Owned ............................      2,467    62,548                  (63,431)           1,584
Leased Property
  Nuclear Fuel ................................    362,903       968                    1,336          365,207
  Other .......................................    162,191    19,618        22,955                     158,854
    Total Leased Property .....................    525,094    20,586        22,955      1,336          524,061
    Total Electric Utility Plant ..............  9,330,639   492,083        83,785    (62,219)       9,676,718
Other Property ................................    229,057     2,629        21,537    (12,232)         197,917
    Total Property, Plant and Equipment .......  9,559,696   494,712       105,322    (74,451)       9,874,635
Utility Plant Carrying Charges(C) .............     29,401                                              29,401
    Total ..................................... $9,589,097  $494,712      $105,322   $(74,451)      $9,904,036

Exhibit 99
Pennsylvania Power & Light Company
 and Subsidiaries
SCHEDULE OF PROPERTY, PLANT AND EQUIPMENT
(Thousands of Dollars)
                   Column A                      Column B   Column C     Column D   Column E        Column F
                                                Balance at                         Other Changes   Balance at
                                                Beginning  Additions    Retirements    Add           End of
                  Description                   of Period   at Cost      or Sales  (Deduct) (A)      Period
Year Ended December 31, 1992
Electric Plant in Service
  Intangible ..................................    $14,879      $693          $716                     $14,856
  Steam Production ............................  1,621,980    76,476        11,456        $11        1,687,011
  Nuclear Production ..........................  3,919,303    37,716        16,467         71        3,940,623
  Hydraulic Production ........................     70,366       334           (14)        (1)          70,713
  Other Production ............................     31,323     1,915           (25)                     33,263
  Transmission ................................    394,210    16,996         1,445         37          409,798
  Distribution ................................  1,999,593   170,711        15,962        572        2,154,914
  General .....................................    219,621    31,770         1,350          5          250,046
  Held for Future Use .........................     29,639     1,533            97       (755)          30,320
    Total Electric Plant in Service ...........  8,300,914   338,144        47,454        (60)       8,591,544
Construction Work in Progress .................    183,242    28,292 (B)                               211,534
Nuclear Fuel-Owned ............................      5,198    40,258                  (42,989)           2,467
Leased Property
  Nuclear Fuel ................................    431,472     1,756                  (70,325)         362,903
  Other .......................................    151,937    20,281        10,027                     162,191
    Total Leased Property......................    583,409    22,037        10,027    (70,325)         525,094
    Total Electric Utility Plant ..............  9,072,763   428,731        57,481   (113,374)       9,330,639
Other Property ................................    310,744     1,504        78,911     (4,280)         229,057
    Total Property, Plant and Equipment .......  9,383,507   430,235       136,392   (117,654)       9,559,696
Utility Plant Carrying Charges(C) .............     29,401                                              29,401
    Total ..................................... $9,412,908  $430,235      $136,392  $(117,654)      $9,589,097

(A)  Unless otherwise noted, amounts
     generally reflect transfers of land
     and facilities to and from other
     categories of property, plant and
     equipment, sale and leaseback of
     nuclear fuel and reacquisition of
     leased nuclear fuel.
(B)  Net of transfers to electric plant.
(C)  Represents utility plant carrying
     charges of $28,502 transferred from
     Nuclear Production and $899
     transferred from Steam Production
     to a Deferred Debit Account in 1986
     per Federal Energy Regulatory
     Commission (FERC) order FA84-12-001.
(D) Includes a $73.7 million write down
    in the carrying value of a sub-
    sidiary's investment in undeveloped
    coal reserves.